Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

In connection with the Annual Report of Palace Entertainment Holdings, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alexander Weber, Jr., the Chief Executive Officer, President and Director of the Company, certify, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities and Exchange Act of 1934, as amended, and 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 6, 2007

/s/ Alexander Weber, Jr
Alexander Weber, Jr.
Chief Executive Officer,
President and Director
(Principal Executive Officer)

A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), has been provided to Palace Entertainment Holdings, Inc. and will be retained by Palace Entertainment Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Palace Entertainment Holdings, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.